EXHIBIT 99.1

EARNINGS RELEASE

For Immediate Release

Analyst Inquiries:                                                      Media Inquiries:
Mike Eliason                                                             Tobin Richer
(317) 249-4559                                                           (317) 249-4521
mike.eliason@karauctionservices.com                     tobin.richer@karauctionservices.com

KAR Auction Services, Inc. Reports Third Quarter 2017 Financial Results
Board Announces Quarterly Dividend Increase to $0.35 per Common Share

•	Fourth quarter 2017 dividend of $0.35 represents 9.4% increase over the previous dividend.

•	Third quarter 2017 revenue increased to $843.0 million with 46% incremental margins based on increased volume, decreased loan loss rate, and SG&A control.

•	Net Income Per Share increased 18%, Operating Adjusted Net Income Per Share increased 14% and Adjusted EBITDA increased 13% over the quarter ended September 30, 2016.

•	Company increases guidance for full year 2017 Net Income Per Share and Operating Adjusted Net Income Per Share.

Carmel, IN, October 31, 2017 — KAR Auction Services, Inc. (NYSE: KAR), today reported its third quarter financial results for the period ended September 30, 2017. For the third quarter of 2017, the company reported revenue of $843.0 million as compared with revenue of $789.6 million for the third quarter of 2016, an increase of 7%. Net income for the third quarter of 2017 increased 15% to $62.8 million, or $0.46 per diluted share, as compared with net income of $54.4 million, or $0.39 per diluted share, in the third quarter of 2016. Adjusted EBITDA for the quarter ended September 30, 2017 increased 13% to $209.3 million, as compared with Adjusted EBITDA of $184.8 million for the quarter ended September 30, 2016. Operating adjusted net income per diluted share increased 14% to $0.57 for the quarter ended September 30, 2017, as compared with operating adjusted net income per diluted share of $0.50 for the quarter ended September 30, 2016.

For the nine months ended September 30, 2017, the company reported revenue of $2,567.6 million as compared with revenue of $2,336.4 million for the nine months ended September 30, 2016, an increase of 10%. Net income for the nine months ended September 30, 2017 increased 7% to $189.2 million, or $1.37 per diluted share, as compared with net income of $176.9 million, or $1.27 per diluted share, in the first nine months of 2016. Adjusted EBITDA for the nine months ended September 30, 2017 increased 13% to $643.4 million, as compared with Adjusted EBITDA of $571.4 million for the nine months ended September 30, 2016. Operating adjusted net income per diluted share increased 15% to $1.85 for the nine months ended September 30, 2017, as compared with operating adjusted net income per diluted share of $1.61 for the nine months ended September 30, 2016.

"I am very pleased with KAR’s consolidated performance and our ability to navigate the events encountered during the third quarter,” said Jim Hallett, chairman and CEO of KAR Auction Services. “KAR’s performance, operational strategy and capital allocation approach position us well for the fourth quarter and the future.”

Dividend Announcement
The company announced a cash dividend today of $0.35 per share on the company’s common stock, an increase of $0.03 per share from the previous dividend. The dividend is payable on January 5, 2018, to stockholders of record as of the close of business on December 20, 2017.

2017 Outlook

KAR Auction Services' has updated its previous outlook to reflect the impact of recent acquisitions and a reduction of our effective tax rate.

(in millions, except per share amounts)	Previous Guidance	Current Guidance

Net income	$218.4 - $232.4	$231.4 - $246.0
Income taxes	$128.2 - $136.4	$119.2 - $126.8
Interest expense, net of interest income	$170	$170
Depreciation and amortization	$278	$274
EBITDA	$794.6 - $816.8	$794.6 - $816.8
Addbacks	$30.4 - $33.2	$30.4 - $33.2
Adjusted EBITDA	$825 - $850	$825 - $850
Capital expenditures	$145	$150
Cash taxes	$145	$140
Cash interest on corporate debt	$120	$120
Free cash flow	$415 - $440	$415 - $440
Effective tax rate	37%	34%
Net income per share	$1.57 - $1.67	$1.68 - $1.78
Operating adjusted net income per share	$2.15 - $2.25	$2.30 - $2.40
Weighted average diluted shares	139	138

Earnings guidance does not contemplate future items such as business development activities, strategic developments (such as restructurings or dispositions of assets or investments), gains/losses associated with step acquisitions, significant expenses related to litigation and changes in applicable laws and regulations (including significant accounting and tax matters). The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. Prospective quantification of these items is generally not practicable. Forward-looking non-GAAP guidance excludes amortization expense associated with acquired intangible assets, as well as one-time charges, net of taxes. See reconciliations of the company's guidance on pages 8 and 9.

Earnings Conference Call Information
KAR Auction Services, Inc. will be hosting an earnings conference call and webcast on Wednesday, November 1, 2017 at 11:00 a.m. EDT (10:00 a.m. CDT). The call will be hosted by KAR Auction Services, Inc.’s Chief Executive Officer and Chairman of the Board, Jim Hallett, and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The conference call may be accessed by calling 1-844-778-4145 and entering participant passcode 95364956 while the live web cast will be available at the investor relations section of www.karauctionservices.com. Supplemental financial information for KAR Auction Services’ third quarter 2017 results is available at the investor relations section of www.karauctionservices.com under the quarterly results page.

A replay of the call will be available for two weeks via telephone starting approximately 2 hours after the completion of the call. The replay may be accessed by calling 1-855-859-2056 and entering passcode 95364956. The archive of the web cast will also be available following the call and will be available at the investor relations section of www.karauctionservices.com for a limited time.

About KAR Auction Services
KAR Auction Services (NYSE: KAR) provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. KAR’s unique end-to-end platform supports whole car, salvage, financing, logistics and other ancillary and related services, including the sale of more than 5 million units valued at over $40 billion through our auctions. Our integrated physical, online and mobile marketplaces reduce risk, improve transparency and streamline transactions for customers in 110 countries. Headquartered in Carmel, Ind., KAR has approximately 17,600 employees across the United States, Canada, Mexico and the United Kingdom. www.karauctionservices.com

Forward Looking Statements
Certain statements contained in this release include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.

KAR Auction Services, Inc.
Condensed Consolidated Statements of Income
(In millions) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Operating revenues
ADESA Auction Services	$477.1	$457.4	$1,464.3	$1,323.0
IAA Salvage Services	287.7	261.0	883.8	795.4
AFC	78.2	71.2	219.5	218.0
Total operating revenues	843.0	789.6	2,567.6	2,336.4

Operating expenses
Cost of services (exclusive of depreciation and amortization)	479.2	459.5	1,462.1	1,339.1
Selling, general and administrative	155.7	146.3	467.7	434.3
Depreciation and amortization	66.2	60.5	195.2	175.9
Total operating expenses	701.1	666.3	2,125.0	1,949.3

Operating profit	141.9	123.3	442.6	387.1

Interest expense	41.5	36.3	121.9	100.8
Other (income) expense, net	(0.1)	0.8	(1.7)	(0.8)
Loss on extinguishment of debt	—	—	27.5	4.0

Income before income taxes	100.5	86.2	294.9	283.1

Income taxes	37.7	31.8	105.7	106.2

Net income	$62.8	$54.4	$189.2	$176.9

Net income per share
Basic	$0.46	$0.39	$1.38	$1.29
Diluted	$0.46	$0.39	$1.37	$1.27

Dividends declared per common share	$0.32	$0.29	$0.96	$0.87

KAR Auction Services, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	September 30, 2017	December 31, 2016
Cash and cash equivalents	$432.1	$201.8
Restricted cash	18.6	17.9
Trade receivables, net of allowances	761.9	682.9
Finance receivables, net of allowances	1,796.4	1,780.2
Other current assets	165.1	158.4
Total current assets	3,174.1	2,841.2

Goodwill	2,096.8	2,057.0
Customer relationships, net of accumulated amortization	395.9	461.0
Intangible and other assets	368.3	355.9
Property and equipment, net of accumulated depreciation	870.5	842.5
Total assets	$6,905.6	$6,557.6

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$1,071.5	$949.5
Obligations collateralized by finance receivables	1,259.3	1,280.3
Current maturities of debt	16.8	105.2
Total current liabilities	2,347.6	2,335.0

Long-term debt	2,671.0	2,365.1
Other non-current liabilities	484.3	460.2
Stockholders’ equity	1,402.7	1,397.3
Total liabilities and stockholders’ equity	$6,905.6	$6,557.6

KAR Auction Services, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Nine Months Ended September 30,
	2017	2016
Operating activities
Net income	$189.2	$176.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	195.2	175.9
Provision for credit losses	30.8	23.5
Deferred income taxes	7.9	(11.8)
Amortization of debt issuance costs	7.8	6.5
Stock-based compensation	16.8	14.2
(Gain) loss on disposal of fixed assets	(0.5)	0.1
Loss on extinguishment of debt	27.5	4.0
Other non-cash, net	7.4	6.4
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables and other assets	(91.7)	(178.5)
Accounts payable and accrued expenses	97.5	73.7
Net cash provided by operating activities	487.9	290.9
Investing activities
Net increase in finance receivables held for investment	(38.5)	(158.7)
Acquisition of businesses (net of cash acquired)	(47.0)	(354.5)
Purchases of property, equipment and computer software	(110.1)	(118.5)
Advance to equity method investee	(5.0)	—
Proceeds from the sale of property and equipment	0.3	—
(Increase) decrease in restricted cash	(0.7)	0.8
Net cash used by investing activities	(201.0)	(630.9)
Financing activities
Net increase in book overdrafts	31.7	29.6
Net decrease in borrowings from lines of credit	(80.5)	(140.0)
Net (decrease) increase in obligations collateralized by finance receivables	(33.0)	78.8
Proceeds from long-term debt	2,717.0	1,336.5
Payments for debt issuance costs/amendments	(22.6)	(19.5)
Payments on long-term debt	(2,427.9)	(654.4)
Payments on capital leases	(21.7)	(18.8)
Payments of contingent consideration and deferred acquisition costs	(7.0)	(3.6)
Initial net investment for interest rate caps	(1.7)	—
Issuance of common stock under stock plans	9.8	14.8
Tax withholding payments for vested RSUs	(5.7)	(1.0)
Repurchase and retirement of common stock	(100.0)	—
Dividends paid to stockholders	(131.5)	(117.0)
Net cash (used by) provided by financing activities	(73.1)	505.4
Effect of exchange rate changes on cash	16.5	2.7
Net increase in cash and cash equivalents	230.3	168.1
Cash and cash equivalents at beginning of period	201.8	155.0
Cash and cash equivalents at end of period	$432.1	$323.1
Cash paid for interest	$95.6	$91.0
Cash paid for taxes, net of refunds	$91.8	$99.9

KAR Auction Services, Inc.
Reconciliation of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, free cash flow, operating adjusted net income and operating adjusted net income per share as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth below.

EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Free cash flow is defined as Adjusted EBITDA less cash interest expense on corporate debt (Credit Facility), capital expenditures and cash taxes related to the calendar year. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA, Adjusted EBITDA and free cash flow to evaluate our performance.

Depreciation expense for property and equipment and amortization expense of capitalized internally developed software costs relate to ongoing capital expenditures; however, amortization expense associated with acquired intangible assets, such as customer relationships, software, tradenames and noncompete agreements are not representative of ongoing capital expenditures, but have a continuing effect on our reported results. Non-GAAP financial measures of operating adjusted net income and operating adjusted net income per share, in the opinion of the company, provide comparability of the company's performance to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. In addition, operating adjusted net income and operating adjusted net income per share may include adjustments for certain other charges.

EBITDA, Adjusted EBITDA, free cash flow, operating adjusted net income and operating adjusted net income per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.

The following table reconciles EBITDA and Adjusted EBITDA to net income for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions), (unaudited)	2017	2016	2017	2016

Net income	$62.8	$54.4	$189.2	$176.9
Add back:
Income taxes	37.7	31.8	105.7	106.2
Interest expense, net of interest income	40.7	36.1	120.8	100.5
Depreciation and amortization	66.2	60.5	195.2	175.9
EBITDA	207.4	182.8	610.9	559.5
Non-cash stock-based compensation	6.1	4.7	17.5	15.1
Loss on extinguishment of debt	—	—	27.5	4.0
Acquisition related costs	1.5	1.3	5.1	7.2
Securitization interest	(8.7)	(7.2)	(25.0)	(20.3)
Minority interest	1.6	1.1	4.3	2.7
(Gain)/Loss on asset sales	0.4	1.3	1.0	2.1
Other	1.0	0.8	2.1	1.1
Total addbacks	1.9	2.0	32.5	11.9
Adjusted EBITDA	$209.3	$184.8	$643.4	$571.4

The following table reconciles operating adjusted net income and operating adjusted net income per share to net income and net income per share for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts), (unaudited)	2017	2016	2017	2016

Net income	$62.8	$54.4	$189.2	$176.9
Acquired amortization expense (1)	25.8	24.7	76.7	71.3
Loss on extinguishment of debt (2)	—	—	27.5	4.0
Income taxes (3)	(9.7)	(9.1)	(37.3)	(28.2)
Operating adjusted net income	$78.9	$70.0	$256.1	$224.0

Net income per share – diluted	$0.46	$0.39	$1.37	$1.27
Acquired amortization expense	0.19	0.18	0.55	0.51
Loss on extinguishment of debt	—	—	0.20	0.03
Income taxes	(0.08)	(0.07)	(0.27)	(0.20)
Operating adjusted net income per share – diluted	$0.57	$0.50	$1.85	$1.61

Weighted average diluted shares	137.7	139.7	138.3	139.4

(1)
Acquired amortization expense was $25.8 million ($16.1 million net of tax) and $24.7 million ($15.6 million net of tax) for the three months ended September 30, 2017 and 2016, respectively. For the nine months ended September 30, 2017 and 2016, acquired amortization expense was $76.7 million ($49.2 million net of tax) and $71.3 million ($44.6 million net of tax), respectively.

(2)
For the nine months ended September 30, 2017 and 2016, we incurred a loss on the extinguishment of debt totaling $27.5 million ($17.7 million net of tax) and $4.0 million ($2.5 million net of tax), respectively.

(3)	The effective tax rate at the end of each period presented was used to determine the amount of income tax on the adjustments to net income.

The following table reconciles EBITDA, Adjusted EBITDA and free cash flow to net income for the 2017 guidance presented:

	2017 Outlook
(in millions), (unaudited)	Low	High

Net income	$231.4	$246.0
Add back:
Income taxes	119.2	126.8
Interest expense, net of interest income	170.0	170.0
Depreciation and amortization	274.0	274.0
EBITDA	794.6	816.8
Total addbacks	30.4	33.2
Adjusted EBITDA	$825.0	$850.0
Cash interest expense on corporate debt	(120.0)	(120.0)
Capital expenditures	(150.0)	(150.0)
Cash taxes related to calendar year	(140.0)	(140.0)
Free cash flow	$415.0	$440.0

The following table reconciles operating adjusted net income and operating adjusted net income per share to net income and net income per share for the 2017 guidance presented:

	2017 Outlook
(in millions, except per share amounts), (unaudited)	Low	High

Net income	$231.4	$246.0
Acquired amortization expense	102.0	102.0
Loss on extinguishment of debt	27.5	27.5
Income taxes	(44.0)	(44.0)
Operating adjusted net income	$316.9	$331.5

Net income per share – diluted	$1.68	$1.78
Acquired amortization expense	0.74	0.74
Loss on extinguishment of debt	0.20	0.20
Income taxes	(0.32)	(0.32)
Operating adjusted net income per share – diluted	$2.30	$2.40

Weighted average diluted shares	138	138